Exhibit 10.28

KINETIC CONCEPTS, INC.
2004 EQUITY PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT (the “Option Agreement”) is made and entered into as of November 6, 2006 (the “Date of Grant”), by and between Kinetic Concepts, Inc., a Texas corporation (the “Company”), and Catherine M. Burzik (the “Optionee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2004 Equity Plan (the “Plan”).   Where the context permits, references to the Company or any of its Subsidiaries or affiliates shall include the successors to the foregoing.

          Pursuant to the Plan, the Administrator has determined that the Optionee is to be granted an option (the “Option”) to purchase Shares, subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Option.

          1.     Number of Shares and Exercise Price.  The Option entitles the Optionee to purchase 332,000 Shares (the “Option Shares”) at a price of $33.99 per share (the “Option Exercise Price”).

          2.     Option Term.  The term of the Option and of the Option Agreement (the “Option Term”) shall commence on the Date of Grant and, unless the Option is previously terminated pursuant to Paragraph 5 below, shall terminate upon the expiration of ten (10) years from the Date of Grant (the “Expiration Date”).  As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

          3.     Conditions of Exercise.

                  (a)    Subject to Paragraph 5 below, the Option shall become vested and exercisable as to 25% of the Option Shares on the first anniversary of the
                           Date of Grant, and as to an additional 25% of the Option Shares on each of the three succeeding anniversaries of Date of Grant, provided that the
                           Optionee has been continuously employed by or providing services to the Company or any Subsidiary or affiliate through each such date.

                  (b)    Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which the Option has become exercisable and vested may be exercised in whole or in part at any time or from time to time prior to the Expiration Date; provided, however, that the Option may not be exercised for a fraction of a Share.

          4.     Method of Exercise.  This Option may be exercised, in whole or in part, by means of any online broker-assisted exercise procedure approved by the Administrator, or by delivery of a written notice of exercise to the Company in such form as may be approved by the Administrator from time to time and which may be obtained from the Company’s Equity Accounting and Administration department, accompanied by payment in full of the aggregate Option Exercise Price which may be made (i) in cash or by check, (ii) to the extent permitted by applicable law, by means of any cash or cashless exercise procedure through the use of a brokerage arrangement approved by the Administrator, (iii) in the form of unrestricted Shares already owned by the Optionee for at least six months on the date of surrenderto the extent the unrestricted Shares have a Fair Market Value on the date of surrender equal to the aggregate Option Exercise Price of the Shares as to which such Option shall be exercised, or (iv) any combination of the foregoing.

          5.     Effect of Conduct Constituting Cause; Termination of Employment or
                  Service; or Change in Control.

                  (a)    If at any time (whether before or after termination of employment or service) the Administrator determines that the Optionee has engaged in conduct that would constitute Cause, the Administrator may provide for the immediate forfeiture of the Option (including any securities, cash or other property issued upon exercise or other settlement of the Option), whether or not vested.  Any such determination by the Administrator shall be final, conclusive and binding on all persons.

                  (b)    If the Optionee’s employment with or service to the Company, any
                           Subsidiary or affiliate thereof, terminates (i) by the Company other than for Cause or (ii) by Optionee for Good Reason (as defined herein), any portion of the Option that is outstanding at such time shall become fully and immediately vested and exercisable for a period of three years from the date of such termination, provided, that the Option shall not be exercisable after the Expiration Date.

                           For purposes of this Option Agreement, "Good Reason" means the occurrence of any of the following without Optionee's prior written consent: (i) a material reduction of Optionee's authorities, duties, or responsibilities as an executive officer or director of the Company;
                           provided, however, that following a Change in Control of the Company, it shall be considered Good Reason if Optionee determines, in good faith, that she cannot continue her duties as CEO of the Company; (ii)
                           the Company’s requiring Optionee to be based at a location in excess of fifty (50) miles from the Company’s headquarters in San Antonio; (iii) a material reduction of Optionee's base salary or target bonus percentage as in effect from time to time; (iv) the failure of the Company to obtain a satisfactory agreement from any successor of the Company to assume and agree to perform the Company’s obligations under letter agreement, dated October 16, 2006, between the Company and the
                           Optionee, and deliver a copy thereof to Optionee; or (v)  the failure of the Board to nominate or re-nominate Optionee to serve on the Board.

                  (c)    If the Optionee’s employment with or service to the Company, any
                           Subsidiary or affiliate thereof, terminates for any reason other than as set forth in Section 5(b) above, the Option, to the extent vested and exercisable as of the date of such termination, shall expire 30 days following the date of such termination (180 days in case of termination of employment or service due to death or Disability) and the Option, to the extent not vested and exercisable as of the date of such termination, shall expire as of such date.  Notwithstanding the foregoing, if the
                           Optionee’s employment with or service to the Company, any
                           Subsidiary or affiliate thereof terminates for Cause, the Option, whether or not vested or exercisable, shall expire as of the date of such termination.  The Option shall not be exercisable after the Expiration
                           Date.

                  (d)    Upon the occurrence of a Change in Control, any portion of the Option that is outstanding at such time shall become fully and immediately vested and exercisable.

          6.     Adjustments.  The Option and all rights and obligations under this Option Agreement are subject to Section 5 of the Plan.

          7.     Nontransferability of Option.  Except by will or under the laws of descent and distribution and as set forth in the following two sentences, the Optionee may not sell, transfer, pledge or assign the Option, and, during the lifetime of the Optionee, only the Optionee may exercise the Option.  Notwithstanding the foregoing, during the Optionee’s lifetime, the Administrator may, in its sole discretion, permit the transfer, assignment or other encumbrance of the Option. Additionally, subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, the Optionee may, upon providing written notice to the Company, elect to transfer the Option (i) to members of his or her Immediate Family, provided that no such transfer may be made in exchange for consideration, (ii) by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the Optionee, or (iii) pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument, to the extent permitted by applicable law.  Any attempted sale, transfer, pledge, assignment, encumbrance or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

          8.     Notice.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below.

          If to the Company:          Kinetic Concepts, Inc.
                                                  Attn.:  Chief Financial Officer
                                                  8023 Vantage Drive
                                                  San Antonio, TX 78230
                                                  Phone:  (210) 255-6456
                                                  Fax:  (210) 255-6125

          If to the Optionee:          To the address as last set forth
                                                  in the Company's employment records

          Either party may change such party’s address for notices by duly giving notice pursuant hereto.

          9.     Withholding Requirements.     Pursuant to Section 14 of the Plan, the Company (or Subsidiary or affiliate, as the case may be) has the right to require the Optionee to remit to the Company (or Subsidiary or affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related to the exercise of the Option.  With the approval of the Administrator,  the Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company or any Subsidiary or affiliate thereof.  Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.   Fractional share amounts shall be settled in cash.

         10.    Compliance with Laws.

                  (a)    Shares shall not be issued pursuant to the exercise of the Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of
                           1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

                  (b)     All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

         11.    Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Option Agreement or the Articles of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of such Option Shares on its books nor will any of such Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

         12.    Failure to Enforce Not a Waiver.  The failure of the Company or the Optionee to enforce at any time any provision of the Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         13.    Governing Law.  The Option Agreement shall be governed by and construed according to the laws of the State of Texas without regard to its principles of conflict of laws.

         14.    Incorporation of the Plan.   The Plan, as it exists on the date of the Option Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Option Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Option Agreement.

         15.    Amendments.  This Option Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

         16.    Rights as a Shareholder.  Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a shareholder of the Company with respect to any Option Shares until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements in Sections 14 and 15(b) of the Plan.

         17.    Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Option, the Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to be employed by, or to provide services as a director, consultant or advisor to, the Company, any Subsidiary or affiliate thereof for any period of time or at any specific rate of compensation.

         18.    Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and the Option Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

         19.    Binding Effect.  The Option Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

         20.    Tax Representation.  The Optionee has reviewed with his or her own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Option Agreement.  The Optionee is relying solely on such advisors and not on any statement or representations of the Company or any of its agents.  The Optionee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Option Agreement.

         21.    Acceptance.  The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement.  Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Option Agreement.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered the Option Agreement on the day and year first above written.

KINETIC CONCEPTS, INC.

By:                  /s/ Martin J. Landon
Name:                  Martin J. Landon
Title:                Sr. Vice President, CFO

OPTIONEE

Signature: /s/ Catherine M. Burzik
Name:            Catherine M. Burzik

DATE OF GRANT	NUMBER OF SHARES SUBJECT TO OPTION	OPTION EXERCISE PRICE	EXPIRATION DATE
November 6, 2006	332,000	$33.99	November 6, 2016